Exhibit 5.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Rogers Communications Inc.

We consent to the use of our audit report dated January 28, 2004, except as to note 23, which is as of November 19, 2004, on the consolidated balance sheets of Rogers Communications Inc. as at December 31, 2003 and 2002, and the consolidated statements of income, deficit and cash flows for each of the years in the two-year period ended December 31, 2003 incorporated by reference herein.

/s/ KPMG LLP

Chartered Accountants

Toronto, Canada
December 14, 2004




           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Rogers Wireless Communications Inc.

We consent to the use of our audit report dated January 28, 2004, except as to note 19, which is as of November 19, 2004, on the consolidated balance sheets of Rogers Wireless Communications Inc. as at December 31, 2003 and 2002, and the consolidated statements of income, deficit and cash flows for each of the years in the two-year period ended December 31, 2003 incorporated by reference herein.

/s/ KPMG LLP

Chartered Accountants

Toronto, Canada
December 14, 2004